Exhibit 99.1

Contact:	J. Bradley Scovill Senior Executive Vice President and Chief Financial Officer 717-581-6030

February 25, 2003

FOR IMMEDIATE RELEASE

Sterling Financial Corporation Declares a Cash Dividend

     LANCASTER, PA – Sterling Financial Corporation (NASDAQ:SLFI). The Board of Directors announced that a $0.17 per share cash dividend was declared on February 25, 2003. This dividend is payable on April 1, 2003 to shareholders of record March 14, 2003.

     The $0.17 third quarter dividend represents a 6.3% increase over the $0.16 dividend per share paid in April 2002.

     Sterling Financial Corporation is a multi-bank financial holding company that operates 52 banking locations in south central Pennsylvania and northern Maryland, through its subsidiary banks, Bank of Lancaster County, N.A., Bank of Hanover and Trust Company, First National Bank of North East and Bank of Lebanon County. Sterling Financial Corporation also consists of a family of financial services organizations, which includes Town & Country Leasing LLC, Lancaster Insurance Group, LLC, and Equipment Finance, Inc. As of December 31, 2002, total assets of Sterling Financial Corporation exceeded $2.15 billion. Sterling Financial Corporation also owns Sterling Financial Trust Company, which manages nearly $1 billion in assets.